SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                    Date of Report (Date of earliest Event

                            Reported): May 19, 1999

           VANDERBILT MORTGAGE AND FINANCE, INC. (as seller and servicer under the Pooling and Servicing Agreement, dated as of April 26, 1999, providing for the issuance of the Vanderbilt Mortgage and Finance, Inc., Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B).

                              CLAYTON HOMES, INC.
                     VANDERBILT MORTGAGE AND FINANCE, INC.
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)


  Clayton Homes, Inc. - Del.
  Vanderbilt - Tennessee               333-75405             62-0997810
--------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission         (I.R.S. Employer
     of Incorporation)                File Number)       Identification No.)



   500 Alcoa Trail
Maryville, Tennessee                                           37804
---------------------                                       ----------
(Address of Principal                                       (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code (423) 380-3000

_______________________________________________________________________________

Former Address:

_______________________________________________________________________________

Item 5.  Other Events

Filing of Computational Materials.

     In connection with the offering of the Vanderbilt Mortgage and Finance, Inc. ("Vanderbilt") Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999B, Prudential Securities Incorporated and Credit Suisse First Boston, as the underwriters of the Certificates (the "Underwriters") have provided certain materials (the "Computational Materials") for distribution to its potential investors. Although the Company provided the Underwriters with certain information regarding the characteristics of the Contracts in the related portfolio, it did not participate in the preparation of the Computational Materials.

     For purposes of this Form 8-K, Computational Materials shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Contracts; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials provided by Prudential Securities Incorporated are attached hereto as
Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial

        Information and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

        99.1     Computational Materials - Prudential Securities Incorporated

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

VANDERBILT MORTGAGE AND FINANCE, INC.



By  /s/ Paul Nichols
    ---------------------------------
    Name: Paul Nichols
    Title: Assistant Secretary



CLAYTON HOMES, INC.



By  /s/ Amber Krupacs
    ---------------------------------
    Name: Amber Krupacs
    Title: Vice President and Secretary


Dated:  May 19, 1999

                                 Exhibit Index

Exhibit                                                                    Page

99.1    Computational Materials, Prudential Securities Incorporated